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                                                                   EXHIBIT 10.35

                                 PROGRAM LETTER



      This Program Letter is executed and delivered pursuant to the Loan and Security Agreement previously entered into between Bikers Dream, Inc. ("Dealer") and Cana Capital Corporation, a Florida corporation ("CCC"), as amended from time to time. All terms not defined herein shall have the same meaning herein as in the Agreement.

      1. Credit Limit(s): The aggregate amount of Advances and Approvals outstanding at any time shall not exceed the sum of $ ____________.

      2. Place of Payment: All payments due CCC shall be sent via either: (i) U.
S. Mail or overnight delivery to: 9543 Sunbeam Center Drive, Jacksonville, Florida 32257; or (ii) ACH/Wire Transfer to Compass Bank, Account No. ___________, ABA Routing No. ______, and your CCC Customer No. ______________.

      3. Financing Program; Principal and Charges: Until changed as provided in the Agreement, the following financing programs shall be in effect with the respect to the following product line(s) and Dealer agrees to pay principal and interest with respect to each Advance and Charge as follows:

            (a) Financing Program: Pay as Sold.

            (b) Product Line(s): New and Used Motorcycles.

            (c) Principal Payments: Pursuant to the Agreement, Dealer is required to pay each Advance made to finance the purchase of any item of inventory upon the earlier of (i) sale of such item, or (ii) Due in Full Date. The Due in Full Date with respect to each Advance is 365 days after its Start Date.

            (d) Common Due Dates: When no Default has occurred and is continuing, Dealer may cumulate payments due in any week and pay all cumulated amounts to CCC weekly.

            (e) Interest: With respect to new vehicles, interest shall accrue from the Start Date at a per annum rate equal to 2% over the Prime Rate. With respect to used vehicles, interest shall accrue from the Start Date at a per annum rate equal to 5% over the Prime Rate. Overdue principal shall bear interest until paid in full at the Default Rate.

            (f) Administrative Fee: Dealer shall pay to CCC and administrative fee every 30 days at a rate equal to .25% of the outstanding balance from time to time of all Advances and Charges due CCC. All overdue administrative fees shall bear interest until paid in full at the Default Rate.




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      4. Transaction Statements: Anything to the contrary notwithstanding,
Dealer acknowledges and agrees that the rates of interest and repayment terms applicable to each Advance made to or on behalf of Dealer by CCC shall be governed by the Transaction Statement sent by CCC to Dealer related to the Advance, until such Advance is paid in full to CCC.

      5. Affirmation of Representations and Warranties: Dealer hereby acknowledges, agrees, and affirms that each of the representations and warranties of Dealer set forth in the Agreement are true and correct as of the date hereof.

      6. Effective Date: This Program Letter shall not become a contract until executed and delivered by Dealer and accepted by CCC in Florida. Acceptance may be by facsimile signature. Dealer waives notice of acceptance.


                                        Very truly yours,



                                        CANA CAPITAL CORPORATION


Accepted and Agreed:
BIKERS DREAM, Inc.,
a California corporation


By:
   --------------------------------

Its:
   --------------------------------
              "DEALER"

Accepted in Florida:
CANA CAPITAL CORPORATION,
a Florida corporation


By:
   --------------------------------

Its:
   --------------------------------
               "CCC"



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